Exhibit 99.1

Contact: Leah Stearns

Senior Vice President, Treasurer & Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

FIRST QUARTER 2015 FINANCIAL RESULTS

FIRST QUARTER 2015 HIGHLIGHTS

Consolidated Results	Segment Results

• Total revenue increased 9.7% to $1,079 million	• Domestic rental and management segment revenue increased 12.9% to $718 million
• Adjusted EBITDA increased 13.0% to $724 million	• International rental and management segment revenue increased 6.2% to $344 million
• AFFO increased 16.9% to $514 million	• Network development services segment revenue was $17 million

Boston, Massachusetts – April 30, 2015: American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended March 31, 2015.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “Our U.S. and international operations maintained strong leasing momentum through the first quarter of 2015, driving global Organic Core Growth of over 9%. We also completed the largest tower transaction in the domestic tower industry’s history by adding over 11,400 Verizon assets to our portfolio. Additionally, in Latin America, we closed on nearly 4,200 TIM Brazil sites in April.

Our regional management teams are intently focused on integrating these assets and closing our Airtel Nigeria transaction as quickly and efficiently as possible. These three portfolios solidify our strategic positioning in the most populous countries in North America, South America and EMEA, respectively, securing our ability to benefit from their vibrant wireless markets far into the future.”

FIRST QUARTER 2015 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the quarter ended March 31, 2015 (unless otherwise indicated, all comparative information is presented against the quarter ended March 31, 2014).

Please note that the definitions of Core Growth, Organic Core Growth and New Property Core Growth now exclude the impacts of pass-through.

•	Total revenue increased 9.7% to $1,079 million, and total rental and management revenue increased 10.6% to $1,062 million.
•	Total rental and management revenue Core Growth was approximately 15.6%, and total rental and management Organic Core Growth was approximately 9.4%.
•	Total rental and management Gross Margin increased 13.2% to $806 million, and total rental and management Gross Margin percentage was 75.9%.
•	Adjusted EBITDA increased 13.0% to $724 million, Core Growth in Adjusted EBITDA was 17.5%, and Adjusted EBITDA Margin was 67%.
•	Adjusted Funds From Operations (AFFO) increased 16.9% to $514 million, AFFO per Share increased 13.6% to $1.25, and Core Growth in AFFO was approximately 21.9%.
•	Net income attributable to American Tower Corporation common stockholders decreased 9.4% to $183 million, and Net income attributable to American Tower Corporation stockholders per basic and diluted common share decreased to $0.45.
•	Cash provided by operating activities increased 7.0% to $510 million.

Segment Results

Domestic Rental and Management Segment

•	Revenue increased 12.9% to $718 million;
•	Organic Core Growth in revenue was 9.3% and included a favorable impact of about 1.9% due to the timing of $17 million of revenue recognition associated with an equipment decommissioning agreement;
•	Gross Margin increased 13.7% to $585 million;
•	Gross Margin percentage was 81%;
•	Operating Profit increased 14.6% to $558 million, which represented 74% of total Operating Profit; and
•	Operating Profit Margin was 78%.

International Rental and Management Segment

•	Revenue increased 6.2% to $344 million;
•	Organic Core Growth in revenue was 9.7%, and Core Growth in revenue was 22.3%;
•	Gross Margin increased 11.7% to $221 million;
•	Gross Margin percentage was 64% (86% excluding the impact of $88 million of pass-through revenues);
•	Operating Profit increased 10.5% to $186 million, which represented 25% of total Operating Profit; and
•	Operating Profit Margin was 54% (73% excluding the impact of $88 million of pass-through revenues).

Network Development Services Segment

•	Revenue was $17 million;
•	Gross Margin was $12 million;
•	Gross Margin percentage was 69%;
•	Operating Profit was $8 million, which represented 1% of total Operating Profit; and
•	Operating Profit Margin was 49%.

Please refer to “Non-GAAP and Defined Financial Measures” below for definitions of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio. For additional financial information, including reconciliations to GAAP measures, please refer to the unaudited selected financial information below.

INVESTING OVERVIEW

Common Stock Distributions – During the quarter ended March 31, 2015, the Company paid its fourth quarter 2014 distribution of $0.38 per share, or a total of approximately $151 million, to common stockholders. Subsequent to the end of the first quarter, the Company paid its first quarter distribution of $0.42 per share, or a total of approximately $178 million, to common stockholders.

Mandatory Convertible Preferred Stock Dividends – During the first quarter ended March 31, 2015, the Company paid its Series A Preferred Stock dividend of approximately $8 million. Subsequent to the end of the first quarter, the Company declared dividends attributable to its Series A and Series B Preferred Stock in an aggregate amount of $23 million, payable on May 15, 2015 to stockholders of record at the close of business on May 1, 2015.

Cash Paid for Capital Expenditures – During the first quarter of 2015, total capital expenditures of $159 million included:

•	$71 million for discretionary capital projects, including spending to complete the construction of 23 towers and the installation of two distributed antenna system networks and six shared generators domestically and the construction of 621 towers and the installation of nine distributed antenna system networks internationally;
•	$29 million to purchase land under the Company’s communications sites;
•	$5 million for start-up capital projects;
•	$35 million for the redevelopment of existing communications sites to accommodate new tenant equipment; and
•	$19 million for capital improvements and corporate capital expenditures.

Cash Paid for Acquisitions – During the first quarter of 2015, the Company spent approximately $120 million to acquire 190 sites in the U.S. and six sites internationally.

In addition to the 163 wireless communications sites the Company purchased from Verizon on March 27, 2015, which are reflected above, the Company also expanded its domestic portfolio by obtaining the exclusive right to lease or otherwise operate and manage 11,285 sites for a total cash payment of approximately $5.0 billion. American Tower funded the transaction with proceeds from its concurrent registered public offerings, borrowings under its revolving credit facilities and cash on hand.

Subsequent to the end of the first quarter, the Company closed on 4,176 sites as part of its previously announced TIM Brazil transaction, for a total consideration of approximately $644 million and expects to close on the remaining sites over the next twelve months. The Company’s previously announced Airtel Nigeria transaction is still expected to close during the second quarter of 2015.

FINANCING OVERVIEW

Leverage – For the quarter ended March 31, 2015, the Company’s Net Leverage Ratio was approximately 5.3x net debt (total debt less cash and cash equivalents) to first quarter 2015 annualized Adjusted EBITDA.

Liquidity – As of March 31, 2015, the Company had approximately $2.7 billion of total liquidity, comprised of the ability to borrow up to an aggregate of approximately $2.4 billion under its revolving credit facilities, net of outstanding letters of credit, and approximately $0.3 billion in cash and cash equivalents.

Subsequent to the end of the first quarter, the Company completed the redemption of all of its outstanding 7.000% senior notes due 2017, at 114.0629% of the principal amount, plus accrued and unpaid interest. The total aggregate redemption price was approximately $571.7 million, including approximately $1.4 million in accrued interest. The redemption was funded with borrowings under the Company’s existing credit facilities and cash on hand.

FULL YEAR 2015 OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of April 30, 2015. Actual results may differ materially from these estimates as a result of various factors, and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

As reflected in the table below, the Company has raised the midpoint of its full year 2015 outlook for total rental and management revenue by $290 million, Adjusted EBITDA by $150 million and AFFO by $85 million. These estimates include the impacts of the Verizon transaction, which closed on March 27, 2015 and the first tranche of 4,176 TIM Brazil sites, which closed on April 29, 2015. The impacts of the approximately 2,300 TIM Brazil sites that have not yet closed are not included in our current outlook.

We expect to close our Airtel Nigeria acquisition during the second quarter of 2015 and anticipate that the over 4,800 Airtel towers will contribute approximately $145 million in revenue, $38 million in Adjusted EBITDA and $22 million in AFFO in 2015, at current exchange rates. These contributions are not currently included in our outlook.

The Company’s outlook is based on the following average foreign currency exchange rates to 1.00 U.S. Dollar for the remainder of 2015: (a) 3.25 Brazilian Reais; (b) 640 Chilean Pesos; (c) 2,625 Colombian Pesos; (d) 0.95 Euros; (e) 3.75 Ghanaian Cedi; (f) 63.00 Indian Rupees; (g) 15.15 Mexican Pesos; (h) 3.15 Peruvian Soles; (i) 12.25 South African Rand; and (j) 3,000 Ugandan Shillings. The result of the updated foreign currency exchange rates assumptions versus our prior outlook was a reduction of approximately $75 million in rental and management revenue, $45 million in Adjusted EBITDA and $45 million in AFFO for the full year. These assumptions are based on the more conservative of: (a) the 30-day average spot rate; or (b) the average Bloomberg forecast for each currency.

($ in millions)	Full Year 2015			Midpoint Growth	Midpoint Core Growth
Total rental and management revenue	$4,555	to	$4,605	14.3%	22.0%
Adjusted EBITDA(1)	2,990	to	3,030	13.6%	19.4%
AFFO(1)	2,035	to	2,075	13.2%	21.3%
Net income	830	to	860	5.2%	N/A

(1)	See “Non-GAAP and Defined Financial Measures” below.

The Company’s outlook for total rental and management revenue reflects the following at the midpoint:

•	Domestic rental and management segment revenue of $3,160 million and Organic Core Growth of over 7%; and
•	International rental and management segment revenue of $1,420 million and Organic Core Growth of approximately 10%. International rental and management segment revenue includes approximately $346 million of pass-through revenue.

The calculation of midpoint Core Growth is as follows: (Totals may not add due to rounding)
	Total Rental and Management Revenue	Adjusted EBITDA	AFFO
Outlook midpoint Core Growth	22.0%	19.4%	21.3%
Impact of pass-through revenues	(1.9)%	— %	— %
Estimated impact of fluctuations in foreign currency exchange rates	(6.0)%	(5.8)%	(7.9)%
Impact of straight-line revenue and expense recognition	0.2%	0.1%	—
Impact of significant one-time items	— %	(0.1)%	(0.2)%

Outlook midpoint growth	14.3%	13.6%	13.2%

Total Rental and Management Revenue Core Growth Components(1): (Totals may not add due to rounding)	Full Year 2015
Organic Core Growth	~8%
New Property Core Growth(2)	~14%

Core Growth	~22%

(1)	Reflects growth at the midpoint of outlook ranges. Excludes pass-through revenue.
(2)	Revenue growth attributable to sites added to the portfolio on or after January 1, 2014.

Outlook for Capital Expenditures:
($ in millions)
(Totals may not add due to rounding)	Full Year 2015
Discretionary capital projects(1)	$335	to	$375
Ground lease purchases	170	to	190
Start-up capital projects	85	to	95
Redevelopment	155	to	175
Capital improvement	90	to	100
Corporate	15	—	15

Total	$850	to	$950

(1)	Includes the construction of approximately 2,750 to 3,250 communications sites.

Reconciliations of Outlook for Net Income to Adjusted EBITDA:
($ in millions)
(Totals may not add due to rounding)	Full Year 2015
Net income	$830	to	$860
Interest expense	600	to	630
Depreciation, amortization and accretion	1,205	to	1,215
Income tax provision	85	to	62
Stock-based compensation expense	90	—	90
Other, including other operating expenses, interest income, (gain) loss on retirement of long-term obligations, (income) loss on equity method investments and other expense (income)	181	to	174

Adjusted EBITDA	$2,990	to	$3,030

Reconciliations of Outlook for Net Income to AFFO:
($ in millions)
(Totals may not add due to rounding)	Full Year 2015
Net income	$830	to	$860
Straight-line revenue	(151)	—	(151)
Straight-line expense	51	—	51
Depreciation, amortization and accretion	1,205	to	1,215
Stock-based compensation expense	90	—	90
Non-cash portion of tax provision	7	to	13
Other, including other operating expenses, amortization of deferred financing costs, capitalized interest, debt discounts and premiums, (gain) loss on retirement of long-term obligations, other expense (income), non-cash interest related to joint venture shareholder loans and dividends on preferred stock	108	to	113
Capital improvement capital expenditures	(90)	to	(100)
Corporate capital expenditures	(15)	—	(15)

AFFO	$2,035	to	$2,075

Conference Call Information

American Tower will host a conference call today at 8:30 a.m. ET to discuss its financial results for the quarter ended March 31, 2015 and its outlook for 2015. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (877) 586-5042

International dial-in: (706) 645-9644

Passcode: 19903164

When available, a replay of the call can be accessed until 11:59 p.m. ET on May 7, 2015. The replay dial-in numbers are as follows:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 19903164

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.

About American Tower

American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of over 87,000 communications sites. For more information about American Tower, please visit the “Earnings Materials” and “Company & Industry Resources” sections of our investor relations website at www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio. The Company uses Funds From Operations as defined by the National Association of Real Estate Investment Trusts (NAREIT), referred to herein as NAREIT Funds From Operations.

The Company defines Gross Margin as revenues less operating expenses, excluding stock-based compensation expense recorded in costs of operations, depreciation, amortization and accretion, selling, general, administrative and development expense, and other operating expenses. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the international rental and management segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, gain (loss) on retirement of long-term obligations, other income (expense), net income (loss) attributable to non-controlling interest, income (loss) on equity method investments and income tax benefit (provision). The Company defines Operating Profit Margin as the percentage that results from dividing Operating Profit by revenue. The Company defines Adjusted EBITDA as net income before income (loss) from discontinued operations, net, income (loss) from equity method investments, income tax benefit (provision), other income (expense), gain (loss) on retirement of long-term obligations, interest expense, interest income, other operating income (expense), depreciation, amortization and accretion and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing

Adjusted EBITDA by total revenue. NAREIT Funds From Operations is defined as net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges, real estate related depreciation, amortization and accretion and dividends on preferred stock, and including adjustments for (i) unconsolidated affiliates and (ii) noncontrolling interest. The Company defines AFFO as NAREIT Funds From Operations before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the non-cash portion of our tax provision, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) gain (loss) on retirement of long-term obligations, (viii) other operating income (expense), and adjustments for (ix) unconsolidated affiliates and (x) noncontrolling interest, less cash payments related to capital improvements and cash payments related to corporate capital expenditures. The Company defines AFFO per Share as AFFO divided by the diluted weighted average common shares outstanding. The Company defines Core Growth in total rental and management revenue, Adjusted EBITDA and AFFO as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of pass-through revenue (expense), where applicable, straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Organic Core Growth in rental and management revenue as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of pass-through revenue (expense), straight-line revenue and expense recognition, foreign currency exchange rate fluctuations, significant one-time items and revenue associated with new properties that the Company has added to the portfolio since the beginning of the prior period. The Company defines New Property Core Growth in rental and management revenue as the increase or decrease, expressed as a percentage, on the properties the Company has added to its portfolio since the beginning of the prior period, in each case, excluding the impact of pass-through revenue (expense), straight-line revenue and expense recognition, foreign currency exchange rate fluctuations and significant one-time items. The Company defines Net Leverage Ratio as net debt (total debt, less cash and cash equivalents) divided by last quarter annualized Adjusted EBITDA. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Gross Margin, Operating Profit, Operating Profit Margin, Adjusted EBITDA, Adjusted EBITDA Margin, NAREIT Funds From Operations, AFFO, AFFO per Share, Core Growth, Organic Core Growth, New Property Core Growth and Net Leverage Ratio may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2015 outlook, foreign currency exchange rates, our expectation regarding the leasing demand for communications real estate and our anticipated closing dates of acquisitions. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results, and we cannot control that demand; (2) if our tenants share site infrastructure to a significant degree or consolidate or merge, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) increasing competition for tenants in the tower industry may materially and adversely affect our pricing; (4) competition for assets could adversely affect our ability to achieve our return on investment criteria; (5) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (6) our leverage and debt service obligations may materially and adversely affect us; (7) failure to successfully and efficiently integrate acquired or leased assets, including those leased from Verizon, into our operations may adversely affect our business, operations and financial condition; (8) our expansion initiatives involve a number of risks and uncertainties that could adversely affect our operating results, disrupt our operations or expose us to additional risk; (9) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (10) a substantial portion of our revenue is derived from a small number of tenants, and we are sensitive to changes in the creditworthiness and financial strength of our tenants; (11) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (12) if we fail to remain qualified as a REIT, we will be subject to tax at corporate income tax rates, which may substantially reduce funds otherwise available; (13) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (14) certain of our business activities may be subject to corporate level income tax and foreign taxes, which reduce our cash flows and may create deferred and contingent tax liabilities; (15) we may need additional financing to fund capital expenditures, future growth and expansion initiatives and to satisfy our REIT distribution requirements; (16) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (17) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers will be eliminated; (18) restrictive covenants in the agreements related to our securitization transactions, our credit facilities and our debt securities could materially and adversely affect our business by limiting flexibility, and we may be prohibited from paying dividends on our common stock if we fail to pay scheduled dividends on our preferred stock, which may jeopardize our qualification for taxation as a REIT; (19) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; (20) we could have liability under environmental and occupational safety and health laws; and (21) our towers, data centers or computer systems may be affected by natural disasters and other unforeseen events for which our insurance may not provide adequate coverage. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-K for the year ended December 31, 2014. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2015	December 31, 2014(1)
ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$323,400	$313,492

Restricted cash	129,505	160,206

Short-term investments	14,394	6,302

Accounts receivable, net	175,784	199,074

Prepaid and other current assets	269,181	255,083

Deferred income taxes	13,555	14,510

Total current assets	925,819	948,667

PROPERTY AND EQUIPMENT, NET	9,422,641	7,595,939

GOODWILL	3,980,174	4,028,549

OTHER INTANGIBLE ASSETS, NET	9,536,782	6,908,043

DEFERRED INCOME TAXES	226,710	253,186

DEFERRED RENT ASSET	1,059,953	1,030,707

NOTES RECEIVABLE AND OTHER NON-CURRENT ASSETS	778,115	566,454

TOTAL	$25,930,194	$21,331,545

LIABILITIES AND EQUITY

CURRENT LIABILITIES:

Accounts payable	$72,512	$90,366

Accrued expenses	392,450	417,754

Distributions payable	179,192	159,864

Accrued interest	77,654	130,265

Current portion of long-term obligations	789,152	897,624

Unearned revenue	220,454	233,819

Total current liabilities	1,731,414	1,929,692

LONG-TERM OBLIGATIONS	14,930,952	13,711,084

ASSET RETIREMENT OBLIGATIONS	792,991	609,035

OTHER NON-CURRENT LIABILITIES	1,043,198	1,028,382

Total liabilities	18,498,555	17,278,193

COMMITMENTS AND CONTINGENCIES

EQUITY:

5.25%, Series A Preferred Stock	60	60

5.50%, Series B Preferred Stock	14	—

Common stock	4,259	3,995

Additional paid-in capital	9,583,498	5,788,786

Distributions in excess of earnings	(822,545)	(837,320)

Accumulated other comprehensive loss	(1,205,860)	(794,221)

Treasury stock	(207,740)	(207,740)

Total American Tower Corporation equity	7,351,686	3,953,560

Noncontrolling interest	79,953	99,792

Total equity	7,431,639	4,053,352

TOTAL	$25,930,194	$21,331,545

(1)	December 31, 2014 balances have been revised to reflect purchase accounting measurement period adjustments.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
REVENUES:

Rental and management	$1,062,180	$960,120

Network development services	17,010	23,969

Total operating revenues	1,079,190	984,089

OPERATING EXPENSES:

Costs of operations (exclusive of items shown separately below):

Rental and management (including stock-based compensation expense of $432 and $372, respectively)	259,257	250,835

Network development services (including stock-based compensation expense of $139 and $132, respectively)	5,383	9,934

Depreciation, amortization and accretion	263,520	245,763

Selling, general, administrative and development expense (including stock-based compensation expense of $29,290 and $24,100, respectively)	123,290	110,029

Other operating expenses	7,774	13,891

Total operating expenses	659,224	630,452

OPERATING INCOME	419,966	353,637

OTHER INCOME (EXPENSE):

Interest income, TV Azteca, net	2,596	2,595

Interest income	2,964	2,018

Interest expense	(147,934)	(143,307)

Loss on retirement of long-term obligations	(3,725)	(238)

Other expense (including unrealized foreign currency losses of $55,468 and $2,005, respectively)	(54,503)	(3,743)

Total other expense	(200,602)	(142,675)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	219,364	210,962

Income tax provision	(23,872)	(17,649)

NET INCOME	195,492	193,313

Net (income) loss attributable to noncontrolling interest	(2,175)	9,186

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION STOCKHOLDERS	193,317	202,499

Dividends on preferred stock	(9,819)	—

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION COMMON STOCKHOLDERS	$183,498	$202,499

NET INCOME PER COMMON SHARE AMOUNTS:

Basic net income attributable to American Tower Corporation common stockholders	$0.45	$0.51

Diluted net income attributable to American Tower Corporation common stockholders	$0.45	$0.51

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:

Basic	405,111	395,146

Diluted	409,399	399,120

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three months ended March 31,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$195,492	$193,313

Adjustments to reconcile net income to cash provided by operating activities:

Stock-based compensation expense	29,861	24,604

Depreciation, amortization and accretion	263,520	245,763

Loss on early retirement of long-term obligations	3,725	238

Other non-cash items reflected in statements of operations	66,309	5,060

Increase in net deferred rent asset	(25,074)	(21,393)

Decrease (increase) in restricted cash	28,180	(8,347)

Increase in assets	(2,779)	(43,449)

(Decrease) increase in liabilities	(49,304)	80,793

Cash provided by operating activities	509,930	476,582

CASH FLOWS FROM INVESTING ACTIVITIES:

Payments for purchase of property and equipment and construction activities	(159,184)	(213,891)

Payments for acquisitions, net of cash acquired	(20,946)	(62,761)

Payment for Verizon transaction	(5,058,019)	—

Proceeds from sale of short-term investments and other non-current assets	72,684	138,228

Payments for short-term investments	(82,557)	(151,263)

Deposits, restricted cash and other	(1,397)	(1,369)

Cash used for investing activities	(5,249,419)	(291,056)

CASH FLOWS FROM FINANCING ACTIVITIES:

Repayments of short-term borrowings, net	—	(172)

Borrowings under credit facilities	3,150,000	—

Proceeds from issuance of senior notes, net	—	769,640

Proceeds from term loan	500,000	—

Proceeds from other long-term borrowings	—	3,033

Repayments of notes payable, credit facilities, senior notes and capital leases	(2,490,771)	(916,632)

Distributions to noncontrolling interest holders, net	(137)	(154)

Proceeds from stock options	5,106	13,795

Proceeds from the issuance of common stock, net	2,440,390	—

Proceeds from the issuance of preferred stock, net	1,338,009	—

Deferred financing costs and other financing activities	(22,558)	(21,857)

Distributions paid on common stock	(152,037)	(554)

Distributions paid on preferred stock	(7,875)	—

Cash provided by (used for) financing activities	4,760,127	(152,901)

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	(10,730)	7,238

NET INCREASE IN CASH AND CASH EQUIVALENTS	9,908	39,863

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	313,492	293,576

CASH AND CASH EQUIVALENTS, END OF PERIOD	$323,400	$333,439

CASH PAID FOR INCOME TAXES, NET	$14,714	$19,094

CASH PAID FOR INTEREST	$199,022	$154,497

UNAUDITED RESULTS FROM OPERATIONS, BY SEGMENT

(In thousands, except percentages. Totals may not add due to rounding.)

Three months ended March 31, 2015
	Rental and Management			Network Development Services	Total
	Domestic	International	Total

Segment revenues	$717,880	$344,300	$1,062,180	$17,010	$1,079,190

Segment operating expenses (1)	133,032	125,793	258,825	5,244	264,069

Interest income, TV Azteca, net	—	2,596	2,596	—	2,596

Segment Gross Margin	584,848	221,103	805,951	11,766	817,717

Segment selling, general, administrative and development expense (1)	26,822	34,611	61,433	3,436	64,869

Segment Operating Profit	$558,026	$186,492	$744,518	$8,330	$752,848

Segment Operating Profit Margin	78%	54%	70%	49%	70%

Percent of total Operating Profit	74%	25%	99%	1%	100%

Three months ended March 31, 2014
	Rental and Management			Network Development Services	Total
	Domestic	International	Total

Segment revenues	$635,779	$324,341	$960,120	$23,969	$984,089

Segment operating expenses (1)	121,509	128,954	250,463	9,802	260,265

Interest income, TV Azteca, net	—	2,595	2,595	—	2,595

Segment Gross Margin	514,270	197,982	712,252	14,167	726,419

Segment selling, general, administrative and development expense (1)	27,409	29,216	56,625	2,530	59,155

Segment Operating Profit	$486,861	$168,766	$655,627	$11,637	$667,264

Segment Operating Profit Margin	77%	52%	68%	49%	68%

Percent of total Operating Profit	73%	25%	98%	2%	100%

(1)	Excludes stock-based compensation expense.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL:

Long-term obligations summary, including current portion	March 31, 2015	Pro Forma March 31, 2015 (1)

2013 Credit Facility	400,000	1,952,000

2013 Term Loan	2,000,000	2,000,000

2014 Credit Facility	1,980,000	1,980,000

3.40% senior notes due 2019	1,005,193	1,005,193

3.450% senior notes due 2021	646,513	646,513

3.50% senior notes due 2023	993,412	993,412

4.500% senior notes due 2018	999,660	999,660

4.70% senior notes due 2022	699,017	699,017

5.00% senior notes due 2024	1,010,594	1,010,594

5.050% senior notes due 2020	699,518	699,518

5.900% senior notes due 2021	499,490	499,490

7.000% senior notes due 2017	500,000	—

7.25% senior notes due 2019	297,394	297,394

Total unsecured at American Tower Corporation	$11,730,791	$12,782,791

Secured Tower Revenue Securities, Series 2013-1A	500,000	500,000

Secured Tower Revenue Securities, Series 2013-2A	1,300,000	1,300,000

GTP Notes(2)	1,259,506	1,259,506

Unison Notes(3)	203,245	203,245

South African facility(4)	70,089	70,089

Colombian credit facility(4)	76,668	76,668

BR Towers debentures(4)(5)	100,937	100,937

Mexican loan(4)	254,649	254,649

Shareholder loans(6)	129,298	129,298

Capital leases	94,921	94,921

Total secured or subsidiary debt	$3,989,313	$3,989,313

Total debt	$15,720,104	$16,772,104

Cash and cash equivalents	323,400

Net debt (total debt less cash and cash equivalents)	$15,396,704

(1)	Pro Forma for the following activity in April 2015, (i) the redemption of all of the outstanding 7.000% senior notes due in 2017 in accordance with the terms thereof and (ii) net borrowings of $1,552 million under the 2013 Credit Facility, the proceeds of which, together with cash on hand, were used to fund the closing of the first tranche of TIM Brazil sites, redeem the 7.000% senior notes, fund our Q1 common stock distribution and will also be used to repay the Mexican Loan.
(2)	The GTP Notes are secured debt and were assumed in connection with the acquisition.
(3)	The Unison Notes are secured debt and were assumed in connection with the acquisition.
(4)	Denominated in local currency.
(5)	The BR Towers debentures were assumed in connection with the acquisition.
(6)	Reflects balances attributable to minority shareholder loans in the Company’s joint ventures in Ghana and Uganda. The Ghana shareholder loan is denominated in Ghanaian Cedi and the Uganda shareholder loan is denominated in USD.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

SELECTED BALANCE SHEET DETAIL (CONTINUED):

Calculation of Net Leverage Ratio ($ in thousands)	Three months ended March 31, 2015
Total debt	$15,720,104
Cash and cash equivalents	323,400

Numerator: net debt (total debt less cash and cash equivalents)	$15,396,704

Adjusted EBITDA	$723,717
Denominator: annualized Adjusted EBITDA	2,894,868

Net Leverage Ratio	5.3x

Share count rollforward: (in millions of shares)	Three months ended March 31, 2015
Total common shares, beginning of period	396.7
Common shares repurchased	—
Common shares issued	26.4

Total common shares outstanding, end of period(1)	423.1

(1)	As of March 31, 2015, excludes (a) 4.2 million potentially dilutive common shares associated with vested and exercisable stock options with an average exercise price of $54.08 per common share, (b) 4.2 million potentially dilutive common shares associated with unvested stock options, (c) 1.7 million potentially dilutive common shares associated with unvested restricted stock units and (d) the potentially dilutive common shares associated with the Company’s preferred stock.

SELECTED STATEMENT OF OPERATIONS DETAIL:

Rental and management segment straight-line revenue and expense (1):

	Three months ended March 31,
Domestic straight-line revenue and expense detail:	2015	2014
Straight-line revenue	$26,658	$24,176
Straight-line expense	$6,473	$6,811

	Three months ended March 31,
International straight-line revenue and expense detail:	2015	2014
Straight-line revenue	$7,179	$7,055
Straight-line expense	$2,291	$2,667

(1)	In accordance with GAAP, the Company recognizes rental and management revenue and expense related to non-cancellable tenant and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per tenant lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 in the section entitled “Revenue Recognition,” in note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements. The above table sets forth a summary of total rental and management straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition.

UNAUDITED SELECTED FINANCIAL INFORMATION

($ in thousands. Totals may not add due to rounding.)

SELECTED STATEMENT OF OPERATIONS DETAIL (CONTINUED):

	Three months ended March 31,
International pass-through revenue detail:	2015	2014
Pass-through revenue	$87,671	$82,432

	Three months ended March 31,
Pre-paid rent detail(1):	2015	2014

Beginning balance	$496,524	$326,177

Cash	50,881	102,933

Amortization(2)	(37,805)	(24,848)

Ending balance	$509,600	$404,262

(1)	Reflects cash received for capital contributions and prepayments associated with long-term tenant leases and amortization of GAAP revenue associated with the leases corresponding to the capital contributions or prepayments.
(2)	Includes the impact of fluctuations in foreign currency exchange rates.

	Three months ended March 31,
Selling, general, administrative and development expense breakout:	2015	2014

Total rental and management overhead	$61,433	$56,625

Network development services segment overhead	3,436	2,530

Corporate and development expenses	29,131	26,774

Stock-based compensation expense	29,290	24,100

Total	$123,290	$110,029

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, pass-through revenue (expense), straight-line revenue and expense recognition and material one-time items on total rental and management revenue, Adjusted EBITDA and AFFO:

The calculation of Core Growth is as follows:

Three months ended March 31, 2015	Total Rental and Management Revenue	Adjusted EBITDA	AFFO

Core Growth	15.6%	17.5%	21.9%

Impact of pass-through	(0.4)%	— %	— %

Estimated Impact of fluctuations in foreign currency exchange rates	(4.5)%	(4.6)%	(5.8)%

Estimated Impact of straight-line revenue recognition	(0.1)%	0.1%	—

Estimated Impact of material one-time items	—	— %	0.8%

Reported growth	10.6%	13.0%	16.9%

The components of Core Growth in rental and management revenue are as follows:

Three months ended March 31, 2015	Domestic	International	Total

Organic Core Growth	9.3%	9.7%	9.4%

New Property Core Growth(1)	3.7%	12.6%	6.2%

Core Growth	13.0%	22.3%	15.6%

(1)	Revenue growth attributable to sites added to the portfolio on or after January 1, 2014.

UNAUDITED SELECTED FINANCIAL INFORMATION

($ in thousands. Totals may not add due to rounding.)

SELECTED CASH FLOW DETAIL:

	Three months ended March 31,
Payments for purchase of property and equipment and construction activities:	2015	2014

Discretionary - capital projects	$70,991	$111,172

Discretionary - ground lease purchases	28,993	44,860

Start-up capital projects	5,043	5,033

Redevelopment	35,061	30,372

Capital improvements	16,784	17,231

Corporate	2,312	5,223

Total	$159,184	$213,892

SELECTED PORTFOLIO DETAIL – OWNED AND OPERATED SITES:

Tower Count (1):	As of December 31, 2014	Constructed	Acquired	Adjustments	As of March 31, 2015

United States	28,566	23	11,475	(16)	40,048

Brazil	11,873	92	—	24	11,989

Chile	1,156	4	—	(1)	1,159

Colombia	3,589	41	—	(4)	3,626

Costa Rica	464	—	—	—	464

Germany	2,031	—	—	—	2,031

Ghana	2,038	14	—	—	2,052

India	12,977	407	—	(95)	13,289

Mexico	8,716	1	—	—	8,717

Peru	571	7	—	—	578

South Africa	1,918	—	—	—	1,918

Uganda	1,265	55	6	—	1,326

Total	75,164	644	11,481	(92)	87,197

(1)	Excludes in-building and outdoor distributed antenna system networks.

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except per share data and percentages. Totals may not add due to rounding.)

The reconciliation of net income to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin are as follows:

	Three months ended March 31,
	2015	2014

Net income	$195,492	$193,313

Income tax provision	23,872	17,649

Other expense	54,503	3,743

Loss on retirement of long-term obligations	3,725	238

Interest expense	147,934	143,307

Interest income	(2,964)	(2,018)

Other operating expenses	7,774	13,891

Depreciation, amortization and accretion	263,520	245,763

Stock-based compensation expense	29,861	24,604

Adjusted EBITDA	$723,717	$640,490

Divided by total revenue	1,079,190	984,089

Adjusted EBITDA Margin	67%	65%

The reconciliation of net income to NAREIT Funds From Operations and the calculation of AFFO and AFFO per Share are presented below:

	Three months ended March 31,
	2015	2014

Net income	$195,492	$193,313

Real estate related depreciation, amortization and accretion	228,828	217,018

Losses from sale or disposal of real estate and real estate related impairment charges	3,681	1,670

Dividends on preferred stock	(9,819)	—

Adjustments for unconsolidated affiliates and noncontrolling interest	(7,226)	2,446

NAREIT Funds From Operations	410,956	414,447

Straight-line revenue	(33,838)	(31,230)

Straight-line expense	8,764	9,478

Stock-based compensation expense	29,861	24,604

Non-cash portion of tax (benefit) provision	9,158	(1,445)

Non-real estate related depreciation, amortization and accretion	34,692	28,745

Amortization of deferred financing costs, capitalized interest, debt discounts and premiums and long-term deferred interest charges	3,603	3,417

Other expense (1)	54,503	3,743

Loss on retirement of long-term obligations	3,725	238

Other operating expense (2)	4,093	12,221

Capital improvement capital expenditures	(16,784)	(17,231)

Corporate capital expenditures	(2,312)	(5,223)

Adjustments for unconsolidated affiliates and noncontrolling interest	7,226	(2,446)

AFFO	$513,647	$439,318

Divided by weighted average diluted shares outstanding	409,399	399,120

AFFO per Share	$1.25	$1.10

(1)	Primarily includes unrealized losses on foreign currency exchange rate fluctuations.
(2)	Primarily includes acquisition related costs, integration costs, losses from sale of assets and impairment charges.